Exhibit 3.315
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/08/2000
001068667 — 2226797
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT
It is hereby certified that:
1. The name of the corporation (hereinafter called the “Corporation”) is QUORUM, INC.
2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.
3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents. Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on Jan 27, 2000
QUORUM, INC.
/S/ Gayle Jenkins
Gayle Jenkins
ASSISTANT SECRETARY

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/12/2001
010283742 — 2226797
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT
It is hereby certified that:
1. The name of the corporation (hereinafter called the “corporation”) is QUORUM, INC.
2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.
3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
/S/ MICHAEL L. SILHOL
MICHAEL L. SILHOL, Asst. Secretary & Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/21/2001
010665338 — 2226797
CERTIFICATE OF MERGER
OF
QHG OF BATON ROUGE, INC.
WITH AND INTO
QUORUM, INC.
Pursuant to Section 253 of the General Corporation Law of the State of Delaware, the undersigned authorized officer of Quorum, Inc., a Delaware corporation (“Parent”), hereby certifies as follows:
1) Parent owns one hundred percent (100%) of the outstanding shares of each class of the stock of QHG of Baton Rouge, Inc., a Louisiana corporation (“Subsidiary”).
2) The laws of the State of Louisiana, under which Subsidiary was formed, permit a corporation of such jurisdiction to merge with a corporation of another jurisdiction.
3) Parent hereby merges Subsidiary with and into Parent.
4) A copy of the resolution of Parent’s board of directors to so merge is attached hereto as Exhibit “A”, and the date of the adoption thereof is December 20, 2001.
5) This Certificate of Merger shall not be effective upon filing, but instead shall be effective on and as of December 30, 2001.
IN WITNESS WHEREOF, the undersigned authorized officer of Parent has executed this Certificate of Merger.
PARENT:
QUORUM, INC.,
a Delaware corporation
BY: /S/ Donald P. Fay
Name: Donald P. Fay
Title: Secretary

WRITTEN CONSENT OF
THE BOARD OF DIRECTORS OF
QUORUM, INC.
December 20, 2001
The undersigned, being all of the directors of Quorum, Inc., a Delaware corporation (the “Corporation”), hereby approve, consent to, and adopt the following resolutions by written consent:
WHEREAS, the Corporation owns one hundred percent (100%) of the outstanding shares of each class of QHG of Baton Rouge, Inc., a Louisiana corporation (“Subsidiary”);
WHEREAS, the Corporation ‘desires to merge Subsidiary with and into the Corporation (said merger is hereinafter referred to as the “Merger”) effective on and as of December 30, 2001; and
WHEREAS, the directors of the Corporation find that the Merger will benefit, and be in the best interest of, the Corporation;
NOW, THEREFORE, BE IT RESOLVED, that Subsidiary shall be merged with and into the Corporation effective on and as of December 30, 2001;
FURTHER RESOLVED, that each of the officers of the Corporation be, and each hereby is, authorized and directed on behalf of the Corporation, at any time and from time to time hereafter without further action by or authority or direction from the board of directors, to execute and deliver or cause to be executed and delivered all documents, and to perform or cause to be performed all acts, as any such officer may determine to be appropriate and in the best interest of the Corporation in connection with the Merger, the execution and delivery of any such document or the performance of any such act to be conclusive against the Corporation that such officer deemed such execution and delivery or performance to be appropriate and in the best interest of the Corporation; and
FURTHER RESOLVED, that all acts undertaken prior to the adoption of this Written Consent by any officer or authorized representative of the Corporation on behalf of the Corporation and in connection with the Merger are hereby ratified, confirmed, and adopted as the acts of the Corporation.
The foregoing resolutions shall be valid and effective as though duly adopted at a meeting of the board of directors of the Corporation duly called and legally held and at which all of the directors of the Corporation were present and voted.
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authorized to make, alter or repeal the by-laws of the corporation.
EIGHTH: A director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
NINTH: Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 3rd day of April, 1990.
/s/ Gayle Jenkins
Gayle Jenkins
Incorporator

IN WITNESS WHEREOF, the undersigned, being all of the directors of the Corporation, have executed this Written Consent as of the date first written above.
/s/ Donald P. Fay
Donald P. Fay, Director
/s/ W. Stephen Love
W. Stephen Love, Director
/s/ Burke Whitman
Burke Whitman, Director

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 12/27/2002
020802900 — 2226797
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY
Pursuant to Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act
1. The name of the corporation to be converted hereby at the time of its incorporation and immediately prior to the filing of this Certificate of Conversion is Quorum, Inc. (the “Corporation”).
2. The jurisdiction in which the Corporation was first incorporated and its jurisdiction immediately prior to conversion is the State of Delaware.
3. The original certificate of incorporation of the Corporation was filed with the Secretary of State on April 3, 1990.
4. The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is Triad Holdings V, LLC.
5. The conversion shall be effective as of 12:04 am. (Eastern Standard Time) on January 1, 2003.
6. The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of December 23, 2002.
QUORUM, INC.
By: /S/ Donald P. Fay
Donald P. Fay
Executive Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 12/27/2002
020802900 — 2226797
CERTIFICATE OF FORMATION
OF
TRIAD HOLDINGS V, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is Triad Holdings V, LLC (the “Company”).
SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
FOURTH: This Certificate of Formation shall be effective at 12:04 a.m. (Eastern Standard Time) on January 1, 2003.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 23, 2002.
By: /S/ Donald P. Fay
Name: Donald P. Pay
Title: Executive Vice President